EXHIBIT 99

                          SECURITY BANK HOLDING COMPANY

                        1997 DIRECTORS COMPENSATION PLAN


1        Purpose

         The purpose of this 1997 Directors Compensation Plan (the "Plan") is to advance the interests of Security Bank Holding Company, an Oregon corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability to serve as directors of the Company, and to provide additional incentives to directors by giving them an opportunity to participate in the ownership of the Company.

2        Definitions

         As used herein, the following definitions shall apply:

         (a) "Board of Directors" means the Board of Directors of the Company.

         (b)      "Common Stock" means the Common Stock of the Company.

         (c) "Company" means Security Bank Holding Company, a corporation organized under the laws of the state of Oregon.

         (d) "Compensation Year" means the calendar year ending December 31 in which compensation is earned under this Plan.

         (e) "Closing Price" means the last reported sale price per share of Common Stock as reported by the Nasdaq Stock Market, Inc., or if no last sale price is reported, the average of the closing bid and asked prices per share of the Common Stock as so reported.

         (f) "Effective Date" means the effective date of this Plan, March 23, 1997.

         (g) "Employee" means any person employed by the Company or any of its subsidiaries.

         (h) "Parent" means any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (i) "Payment Election" means an election by a director with respect to the form of payment of compensation under this Plan, as submitted to the Company in the form attached hereto as Exhibit A.

         (j)      "Plan" means this 1997 Directors Compensation Plan.

         (k) "Regular Meeting" means a meeting of the Board of Directors held on the third Wednesday of each month, or such other day or date each month on an ongoing basis on which the Board intends to meet.

70067810.2

         (l)      "Share" shall mean a share of the Common Stock.

         (m) "Special Meeting" means a meeting of the Board of Directors held on any day or date other than a Regular Meeting.

         (n) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3        Administration of the Plan

         The Plan shall be administered by the Board of Directors. Subject to the provisions of this Plan, the Board of Directors may from time to time adopt rules and regulations relating to the administration of the Plan, and any interpretation or construction by the Board of Directors of the provisions of the Plan shall be final and conclusive. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Payment Election in the manner and to the extent it shall deem appropriate in its sole discretion.

4        Eligibility

         Each director of the Company as of the Effective Date, and each person who thereafter becomes a director, shall be eligible to receive compensation as set forth in this Plan, except no director who is an Employee shall be eligible to participate in this Plan.

5        Compensation

         5.1 Base Compensation. Each director shall receive $400 for each regular or special meeting of the Board of Directors, and $100 for each committee meeting, as provided herein. Base Compensation will be in accordance with a Payment Election as provided in Section 6.1 below.

                  5.1.1             Meeting Attendance.

                  (a) Regular Board Meetings. Each director will be entitled to receive compensation for each Regular Meeting of the Board of Directors attended during the Compensation Year. Attendance at Regular Meetings may be in person or by phone. No Base Compensation shall be paid to any director for any Regular Meeting from which that director was absent. A director shall receive credit for attendance notwithstanding any conflicts requiring that the director join or leave any meeting in progress. Any meeting in which the Company and any subsidiary bank hold a joint meeting or meetings in succession shall only count as one meeting for purposes of this Plan. For purposes of determining Incentive Compensation under Section 5.2 only, the Board of Directors, upon a finding of the existence of extenuating circumstances justifying absence, may authorize credit for attendance by a director who is absent from a meeting.

                  (b) Special Board Meetings. Each director will be entitled to receive compensation for each Special Meeting of the Board of Directors attended during the Compensation Year. Attendance at Special Meetings may be in person or by phone. No Base Compensation shall be paid to any director for any Special Meeting from which that director was absent. A director shall receive credit for attendance notwithstanding any conflicts requiring that the director join or leave any meeting in progress. For purposes of determining Incentive Compensation under Section 5.2 only, each director shall be entitled to attendance credit notwithstanding the director's absence from no more than two Special Meetings during the Compensation Year.

                  (c) Committee Meetings. Each director shall be entitled to Base Compensation for each committee meeting attended during the Compensation Year.

         5.2 Incentive Compensation. Each director shall be entitled to receive Incentive Compensation, payable annually as of January 1 of each year in accordance with this section.

                  5.2.1 No Incentive Compensation shall be payable unless and until the Company achieves a return on average equity of ten percent (10%) (the "Threshold Amount").

                  5.2.2 An Incentive Compensation allocation for each director ("Allocation") shall be established consisting of an amount calculated as follows, up to a maximum Allocation of $10,000:

                           (a) For purposes of this subsection, "Allocation Step" is an amount equal to the Threshold Amount expressed in dollars multiplied by 2.3%.

                           (b) For purposes of this subsection, the "Index" is the ratio of (i) the difference between net income and the Threshold Amount expressed in dollars to (ii) the Allocation Step;

                           (c) The Allocation shall be an amount calculated by multiplying the Allocation Step by the Index, and multiplying the resulting amount by 1.3%.

                  5.2.3 Each director who has served on the Board of Directors for any portion of each year shall receive that amount of his or her Allocation calculated by multiplying the Allocation by a fraction, the numerator of which is the number of meetings of the Board of Directors held during the calendar year while such director was a member of the Board, and the denominator of which is the total number of regular and special meetings of the Board of Directors held during the calendar year, then further multiplying the resulting figure by a fraction, the numerator of which is the number of meetings for which such director is credited with attendance, and the denominator of which is the number of meetings held during the calendar year while such director was a member of the Board. Each director's share of his or her Allocation shall be paid in Shares of Common Stock as set forth in Section 6.4. Any portion of the Allocation not paid pursuant to this section shall be forfeited to the Company, and not reallocated to other directors.

6        Payment of Compensation

         6.1      Base Compensation

                  6.1.1 On or before December 31 of any year, a director may elect to receive Base Compensation for the following year in the form of cash or Shares. An election shall be made by submitting a Payment Election to the Secretary of the Company.

                  6.1.2 Base Compensation shall, in the absence of an election pursuant to this section, be in the form of cash payable monthly as of the last business day of each month.

                  6.1.3 An election under this section shall be effective as of January 1 of the following year and shall remain in effect until a subsequent Payment Election is submitted to the Company, which subsequent Payment Election shall be effective as of the following January 1. Notwithstanding the foregoing, any director serving as of the Effective Date, and any person who thereafter becomes a director, may make an election pursuant to this section to be effective for the then-current year, provided that such election is made not later than the next regular monthly payment date of directors compensation under this Plan. An election in effect under this section shall apply to not less than all Base Compensation payable to a director under this Plan for the calendar year.

                  6.1.4 Each director who has elected to receive payment of Base Compensation in Shares of Common Stock shall be entitled to receive for the Compensation Year the aggregate number of Shares for each calendar month determined by dividing the amount of Base Compensation earned each month by the Closing Price on the last trading day of the respective month.

                  6.1.5 An election to receive Base Compensation in the form of Shares shall constitute an agreement by the director to defer payment of Base Compensation until Shares representing such payment are issued. Shares issued as payment of Base Compensation will be issued in certificate form as soon as reasonably practicable after the close of the Compensation Year, except as provided in Section 6.1.6.

                  6.1.6 An election under this section shall be binding on and inure to the benefit of a director's heirs and assigns, and the Company shall be under no obligation to issue Shares other than as provided in this Section, except that the Company shall, within 60 days following written request of the administrator or executor of a director's estate, issue Shares then payable as Base Compensation.

         6.2      Incentive Compensation.

                  6.2.1 Incentive Compensation shall be paid solely in the form of Shares of Common Stock.

                  6.2.2 As soon as reasonably practicable after the close of the Compensation Year, the Company shall issue, to each director who has served as a member of the Board of Directors for any portion of such year, that number of Shares representing the Incentive Compensation, calculated in accordance with Section 6.2, divided by the Closing Price on the first trading day of such Compensation Year.

         6.3 Shares may be issued in the name of the director, individually or jointly with the director's spouse or lineal descendants, or in the name of a trust established for the benefit of any of the foregoing persons.

         6.4 Shares issued pursuant to Sections 6.1 and 6.2 for any Compensation Year will be issued on and as of the same date and may be represented by one or more certificates. Any fractional shares will be rounded up to the nearest whole Share.

         6.5 Until certificates representing Shares acquired under this Plan are issued, such Shares shall be deemed to not be issued and outstanding for any corporate purposes. No person shall, with respect to Shares for which certificates have not been issued, have any voting rights, or rights to dividends or otherwise.

7        Stock Subject to the Plan

         The total number of Shares of Common Stock issuable as compensation under this Plan shall not exceed Twenty Five Thousand (25,000) Shares, which Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares or issued Shares which have been reacquired by the Company. There shall at all times be reserved for issuance the number of Shares of Common Stock covered by this Plan as herein set forth.

8        Duration of the Plan

         This Plan shall be effective as of the Effective Date and shall continue in effect until all Shares authorized and reserved for issuance under the Plan have been issued, unless sooner terminated by action of the Board of Directors. The Board of Directors shall have the right to suspend or terminate this Plan at any time.

9        Amendment of the Plan

         The Board of Directors may at any time and from time to time modify or amend this Plan in such respect as it shall deem advisable to conform with any changes in the law while this Plan is in effect or for any other reason.

10       Continuation as a Director

         Nothing in the Plan or right granted pursuant hereto shall confer upon any person a continued right to serve as a director of the Company.

11       Issue and Transfer Taxes

         The Board of Directors may from time to time agree to require the Company to pay issuance or transfer taxes on Shares issued pursuant to this Plan.


Approved by the Board of Directors at a duly called meeting thereof on May 21, 1997.

                          SECURITY BANK HOLDING COMPANY

                        1997 DIRECTORS COMPENSATION PLAN
                                PAYMENT ELECTION


         Pursuant to Section 6.1 of the 1997 Directors Compensation Plan (the "Plan") for non-employee directors of Security Bank Holding Company (the "Company"), the undersigned hereby elects to receive all amounts of Base Compensation payable under the Plan in the following form (mark one only):

                                    Cash

                                    Shares of Company Common Stock

         The undersigned hereby acknowledges and agrees with the Company that:

1. This Payment Election shall be effective as of the first day of January of the year immediately following the date of execution of this Payment Election. Notwithstanding the foregoing, if this is the first Payment Election under the Plan executed by the undersigned, this election shall be effective as of the later of (a) the Effective Date of the Plan or (b) the date on which the undersigned first became eligible to participate in the Plan.

2. This Payment Election shall continue in effect until the earlier of December 31 of any year in which a subsequent Payment Election is executed and submitted to the Company, or the termination of the Plan;

3. This Payment Election, if an election to receive Shares rather than cash compensation, constitutes consent by the undersigned to defer payment by the Company until such time as certificates representing Shares are issued in the reasonable discretion of the Company, and that as to such Shares, the undersigned shall have no rights with respect to voting, dividends or other distributions;

4. The undersigned shall be responsible for, indemnify and hold the Company harmless for any and all federal and state tax liabilities incurred by the undersigned as a consequence of participation in the Plan, notwithstanding the absence of cash distributions from the Plan as a result of this Payment Election;

5. The undersigned is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder by the Securities and Exchange Commission, and that the receipt of Shares under the Plan must be reported pursuant to such provisions;

6. Shares received by the undersigned pursuant to the Plan are subject to certain limitations on re-sale, including restrictions imposed by Rule 144 under the Securities Act of 1933;

7. Whenever the Company undertakes a firmly underwritten public offering of its securities and if requested by the managing underwriter in such offering, the undersigned will enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the undersigned provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering;

70067810.2

8. This Payment Election will be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, and assigns;

9. This Payment Election will be governed by the laws of the State of Oregon as to all matters, including but not limited to matters of validity, construction, effect and performance, without giving effect to rules of choice of law. This Payment Election hereby incorporates by reference all of the provisions of the Plan, and will in all respects be interpreted and construed in such manner as to effectuate the intent of the Plan. In the event of a conflict between the terms of this Payment Election and the Plan, the terms of the Plan will prevail. All matters of interpretation of the Plan and this Payment Election and the definitions of the words used therein and herein, will be determined in the sole and final discretion of the Compensation Committee or the Board of Directors.


Name(s) in which Shares are to be issued (if other than the undersigned):





Address:







                                            DIRECTOR:





                                           (print name)






Received and Acknowledged:

SECURITY BANK HOLDING COMPANY


By:

Its: